Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2021 and, if not defined in the Form 8-K, included in the Company’s effective proxy statement/prospectus (the “Proxy Statement”), on file with the SEC and incorporated by reference on July 16, 2021. Any references to the Proxy Statement within the Unaudited Pro Forma Condensed Combined Financial Information refers to the proxy statement on file with the SEC on July 16, 2021, and incorporated herein by reference.

The following unaudited pro forma condensed combined balance sheet of the Combined Entity as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations of the Combined Entity for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of BCTG and Tango after giving effect to the Business Combination, PIPE Investment and related adjustments described in the accompanying notes. BCTG and Tango are collectively referred to herein as the “Companies”, and the Companies, subsequent to the Business Combination and PIPE Investment, are referred to herein as the “Combined Entity.”

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and PIPE Investment transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and PIPE Investment transactions as if they were completed on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the unaudited historical condensed consolidated financial statements of BCTG as of and for the six months ended June 30, 2021, and the related notes thereto, incorporated by reference in this Form 8-K, and the audited historical financial statements for the period from May 21, 2020 (inception) through December 31, 2020, and the related notes thereto, included elsewhere in the Proxy Statement;

•

the unaudited historical condensed consolidated financial statements of Tango as of and for the six months ended June 30, 2021, and the related notes thereto, included in this Form 8-K, and the audited historical consolidated financial statements for the year ended December 31, 2020, and the related notes thereto, included elsewhere in the Proxy Statement; and

•

the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BCTG,”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tango” and other financial information relating to BCTG and Tango included in the Proxy Statement for the annual periods, and as included in this Form 8-K or incorporated by reference in this Form 8-K for the interim periods.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination and PIPE Investment transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the transactions based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Pursuant to the Merger Agreement dated April 13, 2021 between BCTG and Tango, the Business Combination was consummated on August 10, 2021. Upon the closing of the Business Combination, Merger Sub merged with and into Tango, with Tango as the surviving company in the Merger. Upon the closing of the Business Combination, BCTG changed its name to “Tango Therapeutics, Inc.”. The Business Combination was accounted for as a reverse recapitalization, in which Tango issued stock for the net assets of BCTG, accompanied by a recapitalization. The net assets of BCTG are stated at historical cost, with no goodwill or other intangible assets recorded upon closing. Historical operations of the Combined Entity will be those of Tango.

The aggregate consideration paid to Tango Equity holders upon the closing of the Merger was 55,000,000 shares of New Tango common stock. Subsequent to the closing of the Business Combination, BCTG consummated the private placement of 18,610,000 shares of common stock at $10.00 per share, for aggregate gross proceeds of $186.1 million, under the PIPE Investment.

The unaudited pro forma condensed combined information contained herein incorporates the results of BCTG’s public stockholders having elected to redeem their Public Shares for cash upon the approval of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	(A) Tango Historical	(B) BCTG Historical	Transaction Accounting Adjustments		PIPE Transaction Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$50,902	$583	$147,963	3(a)	$179,077	3(a)	$378,525
Marketable securities	147,452	—	—		—		147,452
Accounts receivable	2,000	—	—		—		2,000
Prepaid expenses and other current assets	1,707	151	—		—		1,858

Total current assets	202,061	734	147,963		179,077		529,835
Property and equipment, net	4,397	—	—		—		4,397
Operating lease right-of-use assets, net	6,988	—	—		—		6,988
Restricted cash	2,279	—	—		—		2,279
Cash and investments held in trust account	—	166,815	(166,815)	3(b)	—		—
Other assets	1,515	—	(1,489)	3(b)			26

Total assets	$217,240	$167,549	$(20,341)		$179,077		$543,525

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,242	$26	$—		$—		$5,268
Accrued expenses and other current liabilities	6,434	293	(587)	3(c)	—		6,140
Operating lease liabilities	1,047	—	—		—		1,047
Deferred revenue	24,500	—	—		—		24,500
Accrued income taxes	—	1	(1)	3(c)	—		—
Franchise tax payable	—	35	(35)	3(c)	—		—

Total current liabilities	37,223	355	(623)		—		36,955
Operating lease liabilities, net of current portion	6,384	—	—		—		6,384
Deferred underwriting commissions	—	5,836	(5,836)	3(d)	—		—
Deferred revenue, net of current portion	118,742	—	—		—		118,742

Total liabilities	162,349	6,191	(6,459)		—		162,081
Redeemable convertible preferred stock (Series A, B, and B-1)	166,534	—	(166,534)	3(d)	—		—
Common stock subject to redemption	—	156,358	(156,358)	3(d)	—		—
Stockholders’ equity (deficit):
Common stock	15	1	(8)	3(d)	2	3(a)	10
Additional paid-in capital	8,040	6,126	307,891	3(d)	179,075	3(a)	501,132
Accumulated other comprehensive income	2	—	—		—		2
Accumulated deficit	(119,700)	(1,127)	1,127	3(d)	—		(119,700)

Total stockholders’ equity (deficit)	(111,643)	5,000	309,010		179,077		381,444

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$217,240	$167,549	$(20,341)		$179,077		$543,525

Pro Forma notes

(A)	Derived from the unaudited condensed consolidated balance sheet of Tango as of June 30, 2021.

(B)	Derived from the unaudited condensed consolidated balance sheet of BCTG as of June 30, 2021, incorporated by reference into this Form 8-K.

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	(A) Tango Historical	(B) BCTG Historical	Transaction Accounting Adjustments		Pro Forma Combined
Collaboration revenue	$24,539	$—	$—		$24,539
Operating expenses:
Research and development	34,079	—	—		34,079
General and administrative	7,097	925	51	4(a)	8,073
Administrative expenses – related party	—	60	—		60
Franchise tax expense	—	51	(51)	4(a)	—

Total operating expenses	41,176	1,036	—		42,212

Loss from operations	(16,637)	(1,036)	—		(17,673)
Other income (expense):
Interest earned on investments held in trust account	—	32	(32)	4(b)	—
Interest income	208	—	—		208
Other income (expense), net	(117)	—	—		(117)

Total other income, net	91	32	(32)		91

Net loss before income taxes	(16,546)	(1,004)	(32)		(17,582)
Provision for income taxes	(53)	—			(53)	4(d)

Net loss attributable to common stockholders – basic and diluted	$(16,599)	$(1,004)	$(32)		$(17,635)

Weighted average shares outstanding	14,214,543	16,675,000
Basic and diluted net loss per share	$(1.17)	$—
Weighted average shares outstanding, or Founder Shares	—	4,702,250
Basic and diluted net loss per share, Founder Shares	$—	$(0.21)
Weighted average shares outstanding	—	—			86,435,024	4(c)
Weighted average common shares outstanding – basic and diluted	$—	$—			$(0.20)	4(c)

Pro Forma notes

(A)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of Tango for the six months ended June 30, 2021.

(B)	Derived from the unaudited condensed consolidated statement of operations of BCTG for the six months ended June 30, 2021, incorporated by reference into this Form 8-K.

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	(A) Tango Historical	(B) BCTG Historical	Transaction Accounting Adjustments		Pro Forma Combined
Collaboration revenue	$7,656	$—	$—		$7,656
Operating expenses:
Research and development	49,991	—	—		49,991
General and administrative	9,865	109	32	4(a)	10,006
Administrative expenses – related party	—	40	—		40
Franchise tax expense	—	32	(32)	4(a)	—

Total operating expenses	59,856	181	—		60,037

Loss from operations	(52,200)	(181)	—		(52,381)
Other income (expense):
Interest earned on investments held in trust account	—	65	(65)	4(b)	—
Income tax expense	—	(7)	7	4(b)	—
Interest income	108	—	—		108
Other income (expense), net	120	—	—		120

Total other income, net	228	58	(58)		228

Net loss attributable to common stockholders – basic and diluted	$ (51,972)	$ (123)	$(58)		$ (52,153)

Weighted average shares outstanding	11,461,011	16,675,000
Basic and diluted net loss per share	$(4.53)	$—
Weighted average shares outstanding, or Founder Shares	—	4,212,127
Basic and diluted net loss per share, Founder Shares	$—	$(0.04)
Weighted average shares outstanding	—	—			86,435,024	4(c)
Weighted average common shares outstanding – basic and diluted	$—	$—			$(0.60)	4(c)

Pro Forma notes

(A)	Derived from the audited consolidated statement of operations and comprehensive loss of Tango for the year ended December 31, 2020 as filed in the Proxy Statement.

(B)	Derived from the audited statement of operations of BCTG for the period from inception through December 31, 2020 as filed in the Proxy Statement.

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Merger

On August 10, 2021, Combined Entity consummated the previously executed Business Combination pursuant to the Merger Agreement dated April 13, 2021 between BCTG and Tango. Upon the closing of the Business Combination, Merger Sub merged with and into Tango, with Tango as the surviving company in the Merger. Upon the closing of the Business Combination, BCTG changed its name to “Tango Therapeutics, Inc.”

Pursuant to the terms and conditions of the Merger Agreement, the aggregate consideration paid to Tango Equity holders upon the closing of the Merger was 55,000,000 shares of New Tango common stock. Subsequent to the closing of the Business Combination, BCTG consummated the private placement of 18,610,000 shares of New Tango common stock at $10.00 per share, for aggregate gross proceeds of $186.1 million, under the PIPE Investment.

The following represents the aggregate merger consideration paid to Tango Equity holders upon the consummation of the Business Combination:

(in thousands, except share and per share amounts)	Purchase price	Shares Issued
Share consideration to Tango(a)(b)	$550,000	55,000,000

(a)	The value of common stock issued to Tango included in the consideration is reflected at $10.00 per share as defined in the Merger Agreement.
(b)

The total 55,000,0000 consideration shares to be issued for all outstanding Tango common and preferred stock includes underlying unvested and/or unexercised stock options of 6,406,197 and excludes unissued options of 1,191,103. These amounts are based on Tango’s outstanding shares as of June 30, 2021 and the exchange ratio of 0.340 at the Effective Time of the Business Combination.

As of the Effective Time of the Business Combination, the conversion ratio was 0.340. The closing conversion ratio was calculated in accordance with the methodology and procedures set forth in the Merger Agreement, and was announced by BCTG through the Current Report on Form 8-K filing with the SEC four business days prior to the special meeting of its stockholders.

The following summarizes the unaudited pro forma common stock outstanding immediately after giving effect to the consummation of the Business Combination and PIPE Investment transactions:

	Common Stock Outstanding
	Shares	%
BCTG public stockholders	15,635,785	18.1%
Less redemption of BCTG redeemable shares	(1,106,814)	(1.3)%
BCTG Sponsor and Directors and advisors	4,702,250	5.4%

Total BCTG	19,231,221	22.2%
Tango(A)	48,593,803	56.3%
PIPE Shares	18,610,000	21.5%

Total Shares Outstanding (excluding certain Tango shares)	86,435,024	100.0%
Tango-Remaining Consideration Shares(A)	6,406,197

Total Shares (including certain Tango shares)	92,841,221

(A)

Total consideration issued to Tango was $550.0 million or 55,000,000 shares ($10 per share price). The total shares issued included Tango common and preferred stock plus shares underlying unvested stock options. Accordingly, the consideration shares outstanding at the closing of the Business Combination was adjusted to exclude the portion of consideration shares that remained unvested and/or unexercised at the closing of the Business Combination. The Tango-Remaining Consideration Shares reflect a conversion ratio of 0.340. Tango shares are presented as of June 30, 2021.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of BCTG and Tango has been adjusted to give effect to the transaction accounting adjustments of the Business Combination and the PIPE Investment and certain other adjustments to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described herein.

The Business Combination will be accounted for as a reverse recapitalization because Tango has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination equity holders of Tango will hold the majority of voting rights in the Combined Entity;

•	The pre-combination equity holders of Tango will have the right to appoint the majority of the directors on the Combined Entity Board;

•	Senior management of Tango will comprise the senior management of the Combined Entity; and

•	Operations of Tango will comprise the ongoing operations of the Combined Entity.

Under the reverse recapitalization accounting model, the Business Combination will be treated as Tango issuing stock for the net assets of BCTG, with no goodwill or intangible assets recorded.

The unaudited pro forma condensed combined financial information reflects all BCTG’s public stockholders that exercised redemption rights with respect to their public shares. A total of 1,106,814 shares were redeemed for an aggregate redemption value of approximately $11.1 million. The resulting redemption scenario still provided BCTG with cash at closing of the Business Combination of greater than the minimum requirement of $300.0 million pursuant to the Merger Agreement.

The Combined Entity expects to enter into new equity awards with its employees after the consummation of the Business Combination. The terms of these new equity awards have not been finalized and remain subject to change. Accordingly, no effect has been given in the unaudited pro forma condensed combined financial information for the new awards.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Tango incurred significant losses during the historical period presented.

Note 3 — Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

Pro Forma transaction accounting adjustments

a)	Represents the impact of the Business Combination on the cash balance of the Combined Entity. The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)	Note	Pro Forma Cash
BCTG cash held in Trust Account	(1)	$166,815
Payment to redeeming BCTG Stockholders	(2)	(11,073)
Payment of other Business Combination transaction costs	(3)	(7,779)

Excess cash to balance sheet from Business Combination		$147,963
PIPE – BCTG Sponsor	(4)	25,000
PIPE – Tango Stockholders	(4)	42,500
Other PIPE Investors	(4)	118,598
Payment of PIPE Investment transaction costs	(5)	(7,021)

Excess cash to balance sheet from PIPE transaction		$179,077

Total excess cash to balance sheet from Business Combination and PIPE Investment		$327,040

(1)	Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination at Closing.

(2)

Represents payment of the redemption value for the 1,106,814 shares of restricted investments that were redeemed by BCTG shareholders from the trust account prior to the consummation of the Business Combination.

(3)

Represents payment of the estimated Business Combination transaction costs of $9.2 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital. As of June 30, 2021, $2.0 million in transaction costs have been incurred, of which $0.6 million remains unpaid.

(4)	Represents the issuance, from the PIPE Investment, to certain investors of 18,610,000 shares of Combined Entity common stock at a price of $10.00 per share.
(5)	Represents payment of the estimated PIPE Investment transaction costs of $7.0 million. As of June 30, 2021, no PIPE Investment transaction costs have been incurred or paid.

b)	Represents release of the restricted investments and cash held in the BCTG trust account upon consummation of the Business Combination (See Note 3(a)(1)).

c)

To reclass less than $0.1 million of historical BCTG franchise tax payable and accrued income tax to the accrued expenses and other current liabilities account of the Combined Entity. Also reflective of the $0.6 million decrease of accrued transaction expenses with a corresponding decrease to additional paid in capital.

d)

The following table represents the impact of the Business Combination and PIPE Investment on the number of shares of BCTG Common Stock and represents the total stockholders’ deficit after giving effect to all redemptions by BCTG stockholders:

(in thousands)	Note	Transaction Accounting Adjustment
Reclassification of historical redeemable stock of BCTG to common stock	(1)	$156,356
Payment to redeeming BCTG Stockholders	(2)	(11,073)
Par value of consideration shares issued for all outstanding Tango common and preferred stock	(3)	(5)
Elimination of historical redeemable convertible preferred stock of Tango	(4)	166,549
Elimination of historical accumulated deficit of BCTG	(5)	(1,127)
Elimination of historical deferred IPO costs of BCTG	(6)	5,836
Payment of other Business Combination transaction costs	(7)	(8,645)

Pro Forma additional paid-in capital adjustment		$307,891

(1)

To reflect the recapitalization of BCTG through the contribution of all historically outstanding common stock subject to redemption of BCTG to Tango and the issuance of 15,712,245 shares of Tango common stock to BCTG shareholders. The unaudited pro forma condensed combined balance sheet reflects the adjustment as a reclassification to additional paid in capital and the difference to common stock.

(2)

Represents payment of the redemption value for the 1,106,814 shares of restricted investments that were redeemed by preferred shareholders from the trust account prior to the consummation of the Business Combination.

(3)

To reflect the $0.001 par value impact on additional paid in capital pursuant to the 55,000,0000 consideration shares issued for all outstanding Tango common and preferred stock and includes underlying unvested and/or unexercised stock options of 6,406,197 and excludes unissued options of 1,191,103. These amounts are based on Tango’s outstanding shares as of June 30, 2021 and the expected exchange ratio of 0.340 at the Effective Time of the Business Combination.

(4)

To reflect the automatic conversion of all outstanding shares of Tango redeemable convertible preferred stock immediately prior to the Effective Time of the Business Combination. The adjustment reflects the derecognition of the carrying value of the Tango redeemable convertible preferred stock of $166.5 million. The unaudited pro forma condensed combined balance sheet reflects the adjustment as a reclassification to additional paid in capital and the difference to common stock.

(5)	To reflect the elimination of the accumulated deficit of BCTG.
(6)

Represents the settlement of $5.8 million of deferred underwriting commissions incurred during BCTG’s IPO that are contractually due upon completion of the Business Combination as Business Combination transaction costs are shown gross within note (7) below.

(7)

Represents payment of the estimated Business Combination transaction costs of $9.2 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital. As of June 30, 2021, $0.6 million in transaction costs have been incurred and remain unpaid.

Note 4 — Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

Pro Forma transaction accounting adjustments

a)	To reclass historical BCTG franchise tax expense to general and administrative expenses of the Combined Entity.

b)	To eliminate interest earned on the Trust Account which will be released upon closing of the Business Combination.

c)	Presentation of the pro forma basic and diluted net loss per share amounts. See Note 6 – Net Loss Per Share for additional details.

d)

The Combined Company is expected to be a tax-paying entity in 2021 due to taxable deferred revenue from the Gilead collaboration that is partially offset by the utilization of federal and state net operating losses and federal and state tax credits. However, the Company has historically been loss-making.

Note 5 — Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

Pro Forma transaction accounting adjustments

a)	To reclass historical BCTG franchise tax expense to general and administrative expenses of the Combined Entity.

b)	To eliminate interest income, and the related income tax expense from interest income, earned on the Trust Account which will be released upon closing of the Business Combination.

c)	Presentation of the pro forma basic and diluted net loss per share amounts. See Note 6 – Net Loss Per Share for additional details.

Note 6 — Net Loss Per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and PIPE Investment, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Investment have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2021:

Six Months Ended June 30, 2021

(in thousands, except share and per share data)
Pro forma net loss	$(17,635)
Weighted average shares outstanding – basic and diluted	86,435,024
Net loss per share – basic and diluted	$(0.20)
Pro Forma weighted average shares calculation – basic and diluted
BCTG public stockholders	15,635,785
Less BCTG Stockholder redemptions	(1,106,814)
BCTG Sponsor and Directors and advisors	4,702,250

Total	19,231,221
Tango(1)	48,593,803
PIPE Shares	18,610,000

Pro Forma weighted average shares outstanding – basic and diluted(2)	86,435,024

(1)

Excludes 6,406,197 Tango consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options). Includes 93,107 unvested Tango consideration restricted stock awards that are expected to vest prior to the Effective Time of the Business Combination. Total consideration to be issued to Tango is $550.0 million or 55,000,000 shares ($10 per share price). The total shares to be issued includes all issued and outstanding Tango common and preferred stock plus shares underlying unvested stock options. Accordingly, the weighted average pro forma shares outstanding at Closing has been adjusted to exclude the portion of consideration shares that will be unvested and/or unexercised at the closing of the Business Combination and are therefore not included in the calculation of weighted average shares outstanding as the impact is anti-dilutive.

(2)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all Tango stock options are exchanged for common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments include 6,406,197 Tango consideration shares for unvested and/or unexercised stock options.

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and PIPE Investment, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Investment have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2020:

Year Ended December 31, 2020

(in thousands, except share and per share data)
Pro forma net loss	$(52,153)
Weighted average shares outstanding – basic and diluted	86,435,024
Net loss per share – basic and diluted	$(0.60)
Pro Forma weighted average shares calculation – basic and diluted
BCTG public stockholders	15,635,785
Less BCTG Stockholder redemptions	(1,106,814)
BCTG Sponsor and Directors and advisors	4,702,250

Total	19,231,221
Tango(1)	48,593,803
PIPE Shares	18,610,000

Pro Forma weighted average shares outstanding – basic and diluted(2)	86,435,024

(1)

Excludes 6,405,747 Tango consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options). Includes 256,793 unvested Tango consideration restricted stock awards that are expected to vest prior to the Effective Time of the Business Combination. Total consideration to be issued to Tango is $550.0 million or 55,000,000 shares ($10 per share price). The total shares to be issued includes all issued and outstanding Tango common and preferred stock plus shares underlying unvested stock options. Accordingly, the weighted average pro forma shares outstanding at Closing has been adjusted to exclude the portion of consideration shares that will be unvested and/or unexercised at the closing of the Business Combination and are therefore not included in the calculation of weighted average shares outstanding as the impact is anti-dilutive.

(2)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all Tango stock options are exchanged for common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments include 6,405,747 Tango consideration shares for unvested and/or unexercised stock options.